Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE
Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Earnings and Dividend Declaration
Warren, Pennsylvania January 23, 2008
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended December 31, 2007 of $15.9 million, or $0.33 per diluted share. This represents an increase of $6.1 million, or 61.7%, over the same quarter last year when net income was $9.8 million, or $0.20 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 10.54% and 0.95% compared to 6.42% and 0.60% for the same quarter last year.
Earnings in the current quarter were positively impacted by an after-tax gain on the sale of investment securities of approximately $3.0 million, and were negatively affected by an after-tax non-cash impairment charge of $1.1 million relating to the write-down of its $7.5 million investment in Freddie Mac (“FHLMC”) preferred stock securities. Earnings were also negatively impacted by the establishment of a litigation reserve in the amount of $300,000, after tax, relating to the Company’s affiliation with Visa Inc. Prior year quarterly earnings included expense of approximately $1.9 million, after tax, relating to the retirement of the Company’s trust preferred debt. Adjusting both periods for these non-core items, earnings were $14.4 million in the current quarter versus $11.7 million last year.
In making this announcement, William J. Wagner, President and CEO, noted, “We were pleased to see a positive trend in earnings throughout this calendar year, primarily due to the increases in net interest margin and fee income. Much of this increase is due to the success we have had in changing our balance sheet mix as the commercial loan portfolio grew 29% and consumer loans increased 9%. With production personnel near full strength and the recent steepening of the yield curve, we look forward to continuing a positive trend in earnings in 2008.”
Net interest income increased by approximately $5.0 million, or 11.6%, for the quarter ended December 31, 2007 compared to the same quarter last year and increased $734,000, or 1.6%, compared to the quarter ended September 30, 2007. The net interest margin for the quarter ended December 31, 2007 was 3.21% compared to 2.96% for the quarter ended December 31, 2006 and 3.10% for the quarter ended September 30, 2007.
Noninterest income increased by approximately $5.4 million, or 51.9%, for the quarter ended December 31, 2007 compared to the same quarter last year. This increase resulted primarily from a gain on the sale of investments of $5.0 million which was partially offset by a non-cash impairment charge on Freddie Mac preferred stock of $1.9 million. The remainder of the increase was primarily attributed to an increase in service charges and fees of approximately $1.6 million, or 25.0%.

Noninterest expense increased by $304,000, or less than 1%, to $38.6 million for the quarter ended December 31, 2007, from $38.3 million for the quarter ended December 31, 2006. Included in the current quarter was legal expense of $500,000 related to litigation of Visa Inc. reflecting possible damages for which the Company may be liable as a Visa member. Included in the prior year quarter is a loss on the early extinguishment of the Company’s trust preferred debt of $3.1 million.
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on February 14, 2008 to shareholders of record as of February 1, 2008.
Net income for the year ended December 31, 2007 of $49.1 million, or $0.99 per diluted share, represents a decrease of $2.4 million, or 4.7% compared to net income of $51.5 million, or $1.03 per diluted share, for the year ended December 31, 2006. The returns on average shareholders’ equity and average assets were 8.18% and 0.73% for the current year compared to 8.60% and 0.79% in the prior year.
In comparing the two calendar years, an increase in net interest income of $7.6 million, or 4.3%, was partially offset by a decrease in noninterest income of $3.0 million, or 6.5%. The increase in net interest income resulted from an increase in net interest margin of 4 basis points to 3.10% from 3.06%. The decrease in noninterest income was primarily the result of investment security losses and write-downs of $3.5 million in the current year and a gain on the sale of the education loan portfolio of $4.8 million in the prior year. In addition, noninterest expense increased $12.2 million, or 8.7%, from the prior year excluding the prior year expense of $3.1 million on the retirement of trust preferred debt. Adjusting both periods for these non-core items, earnings were $51.5 million in the current year versus $50.3 million in the prior year.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 166 community-banking offices in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering all lines of retail and business banking products as well as investment management and trust services. The Company also operates 51 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.

Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$75,905	99,013
Interest-earning deposits in other financial institutions	153,160	41,387
Federal funds sold and other short-term investments	1,551	13,933
Marketable securities available-for-sale (amortized cost of $1,125,426 and $770,967)	1,133,367	767,514
Marketable securities held-to-maturity (market value of $0 and $720,515)	—	716,967

Total cash, interest-earning deposits and marketable securities	1,363,983	1,638,814

Loans held for sale	28,412	23,390
Mortgage loans — one- to four- family	2,386,506	2,371,010
Home equity loans	973,161	867,039
Consumer loans	272,867	278,330
Commercial real estate loans	845,397	693,982
Commercial business loans	331,063	216,345

Total loans receivable	4,837,406	4,450,096
Allowance for loan losses	(41,784)	(37,655)

Loans receivable, net	4,795,622	4,412,441

Federal Home Loan Bank stock, at cost	31,304	34,289
Accrued interest receivable	27,084	28,033
Real estate owed, net	8,667	6,653
Premises and equipment, net	110,894	104,866
Bank owned life insurance	118,682	110,864
Goodwill	171,614	155,770
Mortgage servicing rights	8,955	7,688
Other intangible assets	11,782	9,581
Other assets	14,929	18,816

Total assets	$6,663,516	6,527,815

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$361,102	317,389
Interest-bearing demand deposits	717,991	677,394
Savings deposits	1,426,545	1,402,345
Time deposits	3,036,696	2,969,622

Total deposits	5,542,334	5,366,750

Borrowed funds	339,115	392,814
Advances by borrowers for taxes and insurance	24,159	22,600
Accrued interest payable	4,356	4,038
Other liabilities	32,354	33,958
Junior subordinated debentures	108,320	103,094

Total liabilities	6,050,638	5,923,254

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,191,109 and 51,137,227 issued, respectively	5,119	5,114
Paid-in-capital	214,606	211,295
Retained earnings	458,425	425,024
Accumulated other comprehensive loss	816	(11,609)
Treasury stock of 2,610,800 and 1,107,900 shares, respectively, at cost	(66,088)	(25,263)

Total shareholders’ equity	612,878	604,561

Total liabilities and shareholders’ equity	$6,663,516	6,527,815

Equity to assets	9.20%	9.26%
Book value per share	$12.62	$12.08
Closing market price per share	$26.57	$27.46
Full time equivalent employees	1,805	1,777
Number of banking offices	166	160

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Interest income:
Loans receivable	$82,731	73,617	315,570	286,316
Mortgage-backed securities	6,993	8,020	29,385	31,523
Taxable investment securities	6,523	8,095	30,583	31,164
Tax-free investment securities	3,078	3,332	12,626	12,986
Interest-earning deposits	729	1,426	7,867	6,584

Total interest income	100,054	94,490	396,031	368,573

Interest expense:
Deposits	46,370	43,164	186,540	156,985
Borrowed funds	5,862	8,467	24,475	34,124

Total interest expense	52,232	51,631	211,015	191,109

Net interest income	47,822	42,859	185,016	177,464
Provision for loan losses	2,522	2,077	8,743	8,480

Net interest income after provision for loan losses	45,300	40,782	176,273	168,984

Noninterest income:
Service charges and fees	7,978	6,380	27,754	24,459
Trust and other financial services income	1,705	1,385	6,223	5,321
Insurance commission income	712	672	2,705	2,550
Gain on sale of loans, net	94	111	728	4,832
Gain/ (loss) on sale of real estate owned, net	(91)	103	(83)	735
Gain/ (loss) on investment securities, net	3,058	30	(3,454)	368
Income from bank owned life insurance	1,160	1,105	4,460	4,344
Mortgage banking income	554	(3)	1,643	479
Other operating income	750	699	3,046	2,938

Total noninterest income	15,920	10,482	43,022	46,026

Noninterest expense:
Compensation and employee benefits	21,421	19,389	84,217	78,611
Premises and occupancy costs	5,276	5,101	21,375	20,368
Office operations	3,167	2,994	12,788	12,411
Processing expenses	3,917	3,229	15,019	12,051
Advertising	537	794	3,742	2,818
Amortization of intangible assets	1,306	921	4,499	3,876
Loss on early extinguishment of debt	—	3,124	—	3,124
Other expense	2,984	2,752	11,102	10,423

Total noninterest expense	38,608	38,304	152,742	143,682

Income before income taxes	22,612	12,960	66,553	71,328
Income taxes	6,698	3,120	17,456	19,792

Net income	$15,914	9,840	49,097	51,536

Basic earnings per share	$0.33	$0.20	$1.00	$1.03

Diluted earnings per share	$0.33	$0.20	$0.99	$1.03

Return on average equity	10.54%	6.42%	8.18%	8.60%
Return on average assets	0.95%	0.60%	0.73%	0.79%

Basic common shares outstanding	48,486,394	49,847,297	49,040,617	49,878,812
Diluted common shares outstanding	48,830,692	50,195,839	49,354,161	50,136,308

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Year
	ended December 31,		ended December 31,
	2007	2006	2007	2006
Allowance for loan losses
Beginning balance	$41,669	37,297	37,655	33,411
Provision	2,522	2,077	8,743	8,480
Charge-offs	(2,765)	(1,874)	(8,190)	(7,617)
Recoveries	358	155	1,457	1,399
Acquisitions	—	—	2,119	1,982

Ending balance	$41,784	37,655	41,784	37,655

Net charge-offs to average loans, annualized	0.20%	0.16%	0.14%	0.14%

	December 31,
	2007	2006
Non-performing loans	$49,610	40,525
Real estate owned, net	8,667	6,653

Non-performing assets	$58,277	47,178

Non-performing loans to total loans	1.03%	0.91%

Non-performing assets to total assets	0.87%	0.72%

Allowance for loan losses to total loans	0.86%	0.85%

Allowance for loan losses to non-performing loans	84.22%	92.92%
Reconciliation of the GAAP financial measures to the aforementioned non-GAAP measures:

	Three months		Year
	ended December 31,		ended December 31,
	2007	2006	2007	2006
GAAP net income	$15,914	9,840	49,097	51,536
Excluding (after-tax:
(Gain)/ loss on investments securities, net	(2,975)	—	932	(221)
Freddie Mac impairment write-down	1,140	—	1,140	—
Visa litigation reserve	300	—	300	—
Gain on sale of education loan portfolio	—	—	—	(2,899)
Prior year retirement of trust preferred debt	—	1,874	—	1,874

Non-GAAP net income	$14,379	11,714	51,469	50,290

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three Months Ended December 31,
	2007			2006
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,833,537	$83,147	6.82%	4,423,845	74,048	6.70%
Mortgage-backed securities (c)	549,050	6,993	5.09%	656,494	8,019	4.89%
Investment securities (c) (d) (e)	732,265	10,764	5.88%	876,549	12,768	5.83%
FHLB stock	32,697	494	6.04%	34,282	453	5.29%
Other interest earning deposits	66,123	729	4.31%	104,738	1,426	5.33%

Total interest earning assets	6,213,672	102,127	6.53%	6,095,908	96,714	6.35%

Noninterest earning assets (f)	473,056			436,445

TOTAL ASSETS	6,686,728			6,532,353

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	755,354	2,297	1.21%	819,614	2,977	1.44%
Now accounts	712,967	2,532	1.41%	661,518	2,670	1.60%
Money market demand accounts	663,556	6,128	3.66%	588,714	5,414	3.65%
Certificate accounts	3,058,449	35,413	4.59%	2,922,014	32,103	4.36%
Borrowed funds (g)	357,502	3,988	4.43%	391,026	4,528	4.59%
Debentures	108,325	1,874	6.77%	198,315	3,939	7.77%

Total interest bearing liabilities	5,656,153	52,232	3.66%	5,581,201	51,631	3.67%

Noninterest bearing liabilities	426,361			337,925

Total liabilities	6,082,514			5,919,126

Shareholders’ equity	604,214			613,227

TOTAL LIABILITIES AND EQUITY	6,686,728			6,532,353

Net interest income/ Interest rate spread		49,895	2.87%		45,083	2.68%

Net interest earning assets/ Net interest margin	557,519		3.21%	514,707		2.96%

Ratio of interest earning assets to interest bearing liabilities	1.10X			1.09X
(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Year Ended December 31,
	2007			2006
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,660,693	$317,321	6.78%	4,395,274	288,037	6.59%
Mortgage-backed securities (c)	584,053	29,385	5.03%	660,986	31,523	4.77%
Investment securities (c) (d) (e)	820,337	47,990	5.85%	861,411	49,450	5.74%
FHLB stock	33,348	2,017	6.05%	34,292	1,692	4.93%
Other interest earning deposits	150,665	7,867	5.15%	133,218	6,584	4.87%

Total interest earning assets	6,249,096	404,580	6.45%	6,085,181	377,286	6.20%

Noninterest earning assets (f)	453,922			437,607

TOTAL ASSETS	6,703,018			6,522,788

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	793,172	10,909	1.38%	882,974	12,619	1.43%
Now accounts	698,585	11,038	1.58%	663,046	9,396	1.42%
Money market demand accounts	637,983	23,551	3.69%	574,820	19,446	3.38%
Certificate accounts	3,076,693	141,042	4.58%	2,850,548	115,524	4.05%
Borrowed funds (g)	381,262	17,225	4.52%	402,789	18,508	4.59%
Debentures	105,850	7,250	6.76%	203,413	15,616	7.57%

Total interest bearing liabilities	5,693,545	211,015	3.71%	5,577,590	191,109	3.43%
Noninterest bearing liabilities	409,096			346,016

Total liabilities	6,102,641			5,923,606

Shareholders’ equity	600,377			599,182

TOTAL LIABILITIES AND EQUITY	6,703,018			6,522,788

Net interest income/ Interest rate spread		193,565	2.74%		186,177	2.77%

Net interest earning assets/ Net interest margin	555,551		3.10%	507,591		3.06%

Ratio of interest earning assets to interest bearing liabilities	1.10X			1.09X
(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.